UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 29, 2023

Regional Health Properties, Inc.

(Exact Name of Registrant as Specified in Charter)

Georgia	001-33135	81-5166048
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

454 Satellite Boulevard, NW

Suite 100

Suwanee, Georgia 30024

(Address of Principal Executive Offices, and Zip Code)

(678) 869-5116

(Registrant’s telephone number, including area code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	RHE	NYSE American
Series A Redeemable Preferred Shares, no par value	RHE-PA	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on May 10, 2023, Regional Health Properties, Inc., a Georgia corporation (the “Company”), received a letter (the “Initial Deficiency Letter”) from the NYSE American LLC (the “NYSE American”) stating that the Company was not in compliance with Section 1003(a)(ii) of the NYSE American Company Guide (the “Company Guide”), which requires an issuer to have shareholders’ equity of $4.0 million or more if it has reported losses from continuing operations and/or net losses in three of its four most recent fiscal years.

As previously disclosed, in order to maintain the Company’s listing on the NYSE American, the NYSE American requested that the Company submit a plan of compliance (the “Plan”) by June 9, 2023, addressing how the Company intends to regain compliance with Section 1003(a)(ii) of the Company Guide by November 10, 2024. As a result of the Initial Deficiency Letter, the Company became subject to the procedures and requirements of Section 1009 of the Company Guide and submitted the Plan on June 9, 2023 to the NYSE American addressing how the Company intends to regain compliance by November 10, 2024.

On June 29, 2023, the Company received a letter (the “Second Deficiency Letter”) from the NYSE American stating that the Company was not in compliance with Section 1003(a)(i) of the Company Guide, which requires that a listed company have shareholders’ equity of $2.0 million or more if it has reported losses from continuing operations and/or net losses in two of its three most recent fiscal years. The Second Deficiency Letter noted that the Company reported shareholders’ equity of approximately $1.8 million as of March 31, 2023, and had reported losses from continuing operations and/or net losses in two of its three most recent fiscal years ended December 31, 2022.

The Company is subject to the procedures and requirements set forth in Section 1009 of the Company Guide. If the Plan is not accepted, or if the Company does not make progress consistent with the Plan, or if the Company fails to regain compliance by the deadline, the NYSE American may commence delisting procedures.

The Company’s common stock, no par value per share (the “Common Stock”), and Series A Redeemable Preferred Shares, no par value per share (the “Series A Preferred Shares”), will continue to be listed on the NYSE American while it attempts to regain compliance with the continued listing standards noted, subject to the Company’s compliance with other continued listing requirements. The Common Stock and Series A Preferred Shares continue to trade under the symbols “RHE” and “RHE-PA,” respectively, but each has an added designation of “.BC” to indicate that the Company is not in compliance with the NYSE American’s continued listing standards.

Item 8.01 Other Events.

On July 6, 2023, in accordance with the NYSE American’s procedures, the Company issued a press release discussing the matters disclosed in Item 3.01 above. A copy of the press release is included herewith as Exhibit 99.1, which is incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated July 6, 2023.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIONAL HEALTH PROPERTIES, INC.

Dated: July 6, 2023	/s/ Brent Morrison
Brent Morrison
Chief Executive Officer and President